EXHIBIT 99.1

Bright Mountain Engages American Capital Ventures for Investor Relations Services

Boca Raton, FL—May 24, 2016 - Bright Mountain Media, Inc., (www.brightmountainmedia.com) (OTCQB: BMTM), an owner, acquirer and manager of customized websites for military and public safety audiences, today announced that the company has engaged American Capital Ventures, a boutique provider of comprehensive investor relations, financial marketing and capital advisory services to the micro- and small-cap community.

W. Kip Speyer, Chairman of the Board of Bright Mountain Media, Inc., commented, “Bright Mountain has made significant strides in our mission to become the world’s top provider of content, services and products for Military and Public Safety communities. We have steadily grown the business both organically and through acquisition since 2013. Our visitor count has continued to rise and now reached over 13 million as of the first quarter 2016. The value of our user base is not only attractive to advertisers targeting military and public safety families and communities but also to investors and partners. We are focused now and moving forward on gaining greater brand awareness for the company and properly conveying our opportunity to the right investors.”

He continued, “We are pleased to have engaged ACV, a comprehensive provider of investor relations and communication services to micro cap companies like ours, to assist us in this very important initiative. They will be undoubtedly instrumental in communicating our opportunity to the investment community and bringing greater value to shareholders in the time ahead.”

Howard Gostfrand, President of American Capital Ventures, commented, “We are equally as pleased to be working with Bright Mountain Media on their investor relations initiatives. It is our belief that they have the right team, and the right steady growth and monetization strategy in place to capitalize on their growing user base, as well as maintain their leadership position as a trusted and comprehensive provider of news content, products and websites for our national service men and women, and public safety. We look forward to working alongside management to convey their unique opportunity to the investment community.”

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) an owner, acquirer and manager of customized websites for military and public safety audiences. We are dedicated to providing “those that keep us safe” places to go online where they can do everything from stay current on news and events affecting them to look for jobs, share information, communicate with the public and more. For more information, please visit us at https://www.brightmountainmedia.com/

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with integration of acquired websites, possible inadvertent infringement of third party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. Bright Mountain Media, Inc.’s future results may also be impacted by other risk factors listed from time-to-time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward-looking statements speak only as to the date they are made and Bright Mountain Media, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations:

Howard Gostfrand

info@amcapventures.com

305.918.7000